Exhibit 99.1

Accolade Stockholders Approve Merger Between Accolade and Transcarent

Seattle, WA, March 27, 2025 – Accolade (NASDAQ:ACCD) announced that Accolade stockholders voted to approve the merger with Transcarent at the Accolade special meeting of stockholders (the “Special Meeting”) held earlier today. The final, certified voting results for the Special Meeting will be provided in a Form 8-K filed with the U.S. Securities and Exchange Commission.

The transaction remains on track to be completed in the second quarter of calendar year 2025 and is subject to customary closing conditions, including the receipt of certain state regulatory approvals. Upon completion of the transaction, Accolade will become a privately held company and shares of Accolade common stock will no longer be listed on any public market.

Advisors

Evercore serves as the exclusive financial advisor to Transcarent and Wilson Sonsini Goodrich & Rosati, Professional Corporation serves as legal advisor to Transcarent.

Morgan Stanley & Co LLC serves as exclusive financial advisor to Accolade and Cooley LLP serves as legal advisor to Accolade.

About Accolade

Accolade (Nasdaq: ACCD) is a Personalized Healthcare company that provides millions of people and their families with exceptional healthcare experiences so they can live their healthiest lives. Accolade’s employer, health plan, and consumer solutions combine virtual primary care and mental health, expert medical opinion, and best-in-class care navigation. These offerings are built on a platform that is engineered to care through predictive engagement of population health needs, proactive care that improves outcomes and cost savings, and addressing barriers to access and continuity of care. Accolade consistently receives consumer satisfaction ratings of over 90%. For more information, visit accolade.com. Follow us on LinkedIn, X, Instagram, and Facebook.

About Transcarent

Transcarent is the One Place for Health and Care, making it easy for people to access high-quality, affordable health and care. Transcarent offers a number of Care Experiences and WayFinding, a new experience powered by generative AI, that allows people to instantly access benefits navigation, clinical guidance, and care delivery including on-demand care provided by physicians and other health and care professionals.

Transcarent is aligned with those who pay for healthcare (self-insured employers, health consumers, and the payors who support them) and creates a measurably better experience, higher-quality health, and lower costs.  For more information, visit  www.transcarent.com and follow us on  LinkedIn or  X.

Notice Regarding Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “intend,” “maintain,” “might,” “likely,” “potential,” “predict,” “target,” “should,” “would,” “could” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the proposed transaction with Transcarent. These statements are based on various assumptions, whether or not identified in this release, and on the current expectations of Accolade management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Accolade. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction, result in the imposition of conditions that could reduce the anticipated benefits of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction;; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to the anticipated benefits of the proposed transaction or other commercial opportunities not being fully realized or taking longer to realize than expected; the competitive ability and position of the combined company; risks related to uncertainty surrounding the proposed transaction and disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Accolade; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that either business may be adversely affected by other economic, business and/or competitive factors; the risk that restrictions during the pendency of the proposed transaction may impact either company’s ability to pursue certain business opportunities or strategic transactions; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Accolade to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; and risk related to general market, political, economic and business conditions.  Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in Accolade’s Annual Report on Form 10‑K for the fiscal year ended February 29, 2024, Quarterly Reports on Form 10‑Q, Current Reports on Form 8‑K, the proxy statement and other filings made by Accolade from time to time with the U.S. Securities and Exchange Commission. These filings, when available, are available on the investor relations section of Accolade’s website (https://ir.accolade.com/) or on the SEC’s website (https://www.sec.gov). If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Accolade presently does not know of or that Accolade currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. Accolade assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Media Contacts:

Accolade
Accolade Media Relations
media@accolade.com

Accolade Investor Relations
IR@accolade.com